                                                                   EXHIBIT 10.15

                               MIAMI NORTH, LLC
                            OFFICE LEASE AGREEMENT
                                  COVER PAGE



TENANT:      ___ Inflow, Inc. ________________

DATED:__________________

For the purposes of this lease Agreement by and between MIAMI NORTH, LLC
                                                        ----------------
("Landlord"), by its agent, Anthony & Co., and INFLOW, INC. ("Tenant"), the
                                               ------------
terms set forth below, when preceded by a capital letter, shall have the meaning set forth in this Cover Page and in the Lease.

I  TENANT AND LANDLORD INFORMATION

   A. Landlord:                               Miami North, A NORTH CAROLINA LIMITED LIABILITY COMPANY
                                              -------------------------------------------------------
   B. Tenant:                                     Inflow, Inc., a Delaware Corporation
                                              -------------------------------------------------------
   C. Tenant's Notice Address:                  1860 Lincoln St.
                                                ----------------
                                                Suite 305
                                                ----------------
                                                Denver, CO 80295
                                                ----------------
                                                303-824-3005
                                                ----------------
                                                303-824-3001 FAX
                                                ----------------

   D. Tenant's Representative:                  Art Zeile, CEO
                                                ----------------
II DESCRIPTION OF PREMISES

   A. Building:                                 4518 S. Miami Blvd., Bldg 4, Durham, NC 27703
                                                ---------------------------------------------
   B. Business Hours:                         Monday-Friday, 8:00 am-6:00 pm, Saturday, 9:00 am-1:00 pm
                                              ---------------------------------------------------------
   C. Premises:                                   Approximately 14,443 rentable square feet
                                                  -----------------------------------------
   D. Permitted Use:                            General office use and computer and telecommunications equipment
                                                ----------------------------------------------------------------
                                                use.
                                                ---


III TERM

   A. Commencement Date:                        July 1, 1999
                                                ------------
   B. Expiration Date:                          September 30, 2009
                                                ------------------

IV RENT

   A. Advance Rent:                             n/a

   B. Base Annual Rent:                         Two Hundred Thirty-One Thousand Eighty-Eight Dollars    ($231,088.00).
                                                -------------------------------              -----------

   C. Base Rental Rate:                         Sixteen Dollars        ($16.00________) per square foot.
                                                -----------------------
   D. Monthly Installment of
      Basic Annual rent:                        Nineteen Thousand Two Hundred Fifty-Seven Dollars and
                                                -----------------------------------------------------
                                                33/100 ($19,257.33).
                                                ------

   E. Security Deposit:                         None                          ($      ), See Rider A for lease
                                                ------------------------------  ------
                                                security paragraph

V   ADJUSTMENTS

   A. Rental Rate Escalations:                See Paragraph 5.01 for schedule of escalations.

   B. Base Operating and Real                 Tenant pays pro rata share of increase in operating expenses above base year 2000.
   C. Tenant's Pro Rata Share:                __Seventy-Nine Percent ( 79 %) of the Building. Total rentable
                                                                      -----
                                              square footage is 18,237.
                                                                ------
VI  MISCELLANEOUS

   A. Broker:                                 Anthony & Co.: Barbara F. Burgess and James M. Scofield, SIOR,
                                              Liberty Greenfield Advisors: Mark Nealon
                                              Carter Associates of the Carolinas, LLC: Bill Sandridge

   B. Special Conditions                      See Rider A
                                              -----------

   C. Exclusive Rights                        See Rider A
                                              -----------

Tenant:                                     Landlord:

INFLOW, INC.                                      MIAMI NORTH, LLC
------------                                      ----------------

by: /s/ Art Zeile                           by: /s/ Gregg Sandreuter
   ----------------------------                ---------------------------

Name: Art Zeile                             Name: Gregg Sandreuter
     --------------------------                  -------------------------

Title: Chief Executive Officer              Title: Manager
      -------------------------                   ------------------------

Date: 6/28/99                               Date: 6/29/99
     --------------------                        ---------------------
    (Please Print or Type)

                                TABLE OF CONTENTS

ARTICLE I                        PREMISES

ARTICLE II                       USE

ARTICLE III                      TERM

ARTICLE IV                       COMPLETION OF PREMISES
          Section 4.01               Substantial Completion
          Section 4.02               Notice
          Section 4.03               Inspection and Punchlist
          Section 4.04               Delayed Possession
          Section 4.05               Landlord Improvements

ARTICLE V                        RENT AND SECURITY
          Section 5.01               Base Rent
          Section 5.02               CPI Adjustment
          Section 5.03               Expense and Tax Escalations
          Section 5.04               Personal Property Tax
          Section 5.05               Security Deposit

ARTICLE VI                       AFFIRMATIVE OBLIGATIONS
          Section 6.01               Compliance with Laws
          Section 6.02               Services and Utilities
          Section 6.03               Repairs and Maintenance

ARTICLE VII                 NEGATIVE OBLIGATIONS
          Section 7.01               Alterations
          Section 7.02               Assignment and Subleasing

ARTICLE VIII                     INSURANCE
          Section 8.01               Insurance
          Section 8.02               Indemnification
          Section 8.03               Limitation of Landlord's Liability

ARTICLE IX                       LOSS OF PREMISES
          Section 9.01               Damages
          Section 9.02               Condemnation

ARTICLE X                        DEFAULT
          Section 10.01              Tenant's Default
          Section 10.02              Landlord's Remedies
          Section 10.03              Self-Help
          Section 10.04              Survival

ARTICLE XI                       NON DISTURBANCE
          Section 11.01              Subordination
          Section 11.02              Estoppel Certificate
          Section 11.03              Quiet Possession

ARTICLE XII                 LANDLORD'S RIGHTS
          Section 12.01              Rules
          Section 12.02              Mechanic's Liens
          Section 12.03              Right to Enter
          Section 12.04              Holdover
          Section 12.05              Signs
          Section 12.06              Right to Relocate

ARTICLE XIII                     MISCELLANEOUS
          Section 13.01              Broker's Warranty
          Section 13.02              Attorneys' Fees
          Section 13.03              Notices
          Section 13.04              Partial Invalidity
          Section 13.05              Waiver
          Section 13.06              Binding on Successors
          Section 13.07              Governing Law
          Section 13.08              Lease not an Offer
          Section 13.09              Recording
          Section 13.10              Survival of Remedies
          Section 13.11              Authority of Parties
          Section 13.12              Business Days
          Section 13.13              Entire Agreement
          Section 13.14              Definition of Lease

EXHIBITS

         RIDER A

         Exhibit A                  Floor Plan
         Exhibit B                  Building
         Exhibit C                  Land
         Exhibit D                  Landlord Improvements
         Exhibit E                  SW Corner Space
         Exhibit F                  Rules and Regulations

                                MIAMI NORTH, LLC
                                  OFFICE LEASE


       THIS LEASE ("Lease") is made June 29, 1999, between Miami North, LLC ("Landlord") and Inflow, Inc., a Delaware Corporation ("Tenant"). Landlord is a Limited Liability Company, organized under the laws of North Carolina, with principal offices at 702 Oberlin Road, Suite 100, Raleigh, North Carolina 27605.

                                    ARTICLE 1
                                    PREMISES

1.01 Premises. Landlord leases to Tenant that space located in 4518 S. Miami Blvd., Building 4 in the Miami North Office Park located in Durham, North Carolina ("Premises") as outlined on the Floor Plan attached as Exhibit A. The Premises consists of approximately 14,443 square feet of rentable space and 13,130 square feet of usable space in the building ("Building") in which the Premises are located. The exact amount of space in the Premises shall be determined by Landlord in accordance with a final space plan consistent with ANSI/BOMA Z65.1-1996 standard and not to exceed 10% r/u loss factor (except to the extent, if at all, that Tenant's design for the Premises increases such factor), and subject to verification by Tenant's architect. The Building is shown as Exhibit B and is located on the land described in Exhibit C ("Land"). The Premises contain the fixtures, improvements, and other property now installed plus any Landlord Improvements required by Section 4.02 and Exhibit D.

1.02 Common Areas. Tenant and its agents, employees, and invitees have the non-exclusive right with others designated by Landlord to the free use of the common areas ("Common Areas") in the Building and on the Land for the Common Areas' intended and normal purpose. Common Areas include elevators, sidewalks, parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobby, and other similar public areas and access ways. Landlord may change the Common Areas if the changes do not materially and unreasonably interfere with Tenant's access to or use of the Premises.

                                  ARTICLE II
                                      USE

General office use and computer and telecommunications equipment room and any other legally permitted use. Landlord warrants that applicable laws, ordinances, regulations, and restrictive covenants permit the Premises to be used for general offices, and computer and telecommunications equipment room. Tenant shall not create a nuisance or use the Premises for any immoral or illegal purposes.

                                  ARTICLE III
                                     TERM

       The Lease begins ("Commencement Date") on July 1, 1999.

The Lease ends ("Expiration Date") on September 30, 2009, subject to Tenant's right to extend as provided in Rider A.

                                  ARTICLE IV
                            COMPLETION OF PREMISES

4.01 Tenant Improvements. Tenant shall receive an allowance for Tenant improvements for interior upfitting, on an as needed basis, of up to $18.00 per usable square foot. All costs incurred as a result of architectural, engineering, design, construction management, permitting, demolition, and construction shall be paid by Tenant but may be paid for out of the Tenant improvement allowance. Landlord shall review Tenant's plans and provide its written approval prior to commencement of construction. Landlord's approval shall not be unreasonably withheld. Tenant shall commence payment of rent upon October 1, 1999 regardless of condition of the Premises at that time. Landlord shall make payments to Tenant from the allowance from time to time within ten
(10) days after receipt of request from Tenant for a payment, accompanied by reasonable supporting documentation.

4.02 Landlord Improvements. Landlord, at its expense, has made or shall make improvements to the Premises in accord with Exhibit D ("Landlord Improvements") prior to the Commencement Date. The Landlord Improvements shall be completed in a good and workmanlike manner and comply with all applicable laws, ordinances, rules, and regulations of governmental authorities.

                                   ARTICLE V
                               RENT AND SECURITY

5.01 Gross Rent. Tenant shall pay to Landlord Gross Rent during the Term, as follows:

Base Rent and Total Monthly Rent are shown on a rentable square foot basis

DATE                              BASE RENTAL RENT       TOTAL MONTHLY RENT

July 1, 1999-Sept. 30, 1999       $00.00 rsf             $0.00
Oct. 1, 1999-Sept. 30, 2000       $16.00 rsf             $19,257.33
Oct. 1, 2000-Sept. 30, 2001       $16.38 rsf             $19,714.70
Oct. 1, 2001-Sept. 30, 2002       $16.76 rsf             $20,172.06
Oct. 1, 2002-Sept. 30, 2003       $17.16 rsf             $20,653.49
Oct. 1, 2003-Sept. 30, 2004       $17.57 rsf             $21,146.96
Oct. 1, 2004-Sept. 30, 2005       $17.99 rsf             $21,652.46
Oct. 1, 2005-Sept. 30, 2006       $18.43 rsf             $22,182.04

Oct. 1, 2006-Sept. 30, 2007       $18.87 rsf             $22,711.62
Oct. 1, 2007-Sept. 30, 2008       $19.33 rsf             $23,265.27
Oct. 1, 2008-Sept. 30, 2009       $19.81 rsf             $23,842.99

       The Gross Rent shall be paid:

       (a)    without advance notice, demand, offset, or deduction;

       (b)    by the first day of each month during the Term; and

       (c) to Landlord at its address set forth in Section 13.03 or as Landlord may specify in writing to Tenant.

If the Term does not begin on the first day or end on the last day of a month, the Gross Rent for that partial month shall be prorated by multiplying the monthly Gross Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month.

If Tenant fails to pay part or all of the Gross Rent by the fifth (5th) business day of the month due (except that the first time Tenant so fails to timely pay in any calendar year, then the appropriate grace period shall be until ten (10) days after Tenant receives notice from Landlord that such amounts are past due and payable), it is past due, the Tenant shall also pay:

       (a) a late charge equal to four percent (4%) of the unpaid Gross Rent and Additional Rent, plus interest at eighteen percent (18%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance, retroactive to the date originally due until paid.

5.02 Operating Expense Increases. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined, for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the "Operating Expense Increase," in accordance with the following provisions:

       (a)    Definitions.

              (i) "Base Year" is defined as the period beginning January 1, 2000 and ending December 31, 2000. Consistency shall be used with all methods in calculating the base year Operating Expenses.

              (ii) "Tenant's Share" means Seventy-Nine Percent (79%), which is calculated by dividing the rentable square footage of the Premises (numerator) by the rentable square footage of the Building (denominator), and expressing the fraction as a percentage.

              (iii) "Comparison Year" is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Tenant shall have no obligation to pay a share of the Operating Expense Increase applicable to the first eighteen (18) months of the Lease Term. Tenant's Share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

              (iv) "Property" means the Building and its equipment and systems, and one-quarter (1/4) of the Land (excluding any buildings thereon).

              (v) "Real Estate Taxes" means real property taxes and currently due installments of assessments, special or otherwise, imposed upon the Property, and reasonable legal fees, costs, and disbursements incurred for proceedings to contest, determine, or reduce Real Estate Taxes, but only to the extent the Real Estate Taxes are reduced, but shall exclude federal, state or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, and penalties or interest for late payment of Real Estate Taxes.

              (vi) "Operating Expenses" means Landlord's operating expenses that are reasonable, actual and necessary, out-of-pocket (except Landlord may use its normal accrual method of accounting), obtained at competitive prices, and that are directly attributable to the operation, maintenance, management, and repair of the Property, as determined under generally accepted accounting principles consistently applied, including:

                        (1) salaries, and other compensation; payroll taxes,
                            vacation, holiday, and other paid absences; and welfare, retirement, and other fringe benefits that are paid to employees, independent contractors, or agents of Landlord engaged in the operation, repair, management, or maintenance of the Property;

                        (2) repairs and maintenance of the Property and the cost
                            of supplies, tools, materials, and equipment for Property repairs and maintenance, that under generally accepted accounting principles consistently applied, would not be capitalized;

                        (3) insurance premiums and other charges incurred by
                            Landlord for insurance on the Property and for its employees including:

                               -a- fire insurance, extended coverage insurance,
                                   and earthquake, windstorm, hail, and
                                   explosion insurance;

                               -b- public liability and property damage
                                   insurance;

                               -c- workers' compensation insurance;

                               -d- boiler and machinery insurance; sprinkler
                                   leakage, water damage, water damage legal liability insurance; burglary, fidelity, and pilferage insurance on equipment and materials;

                               -e- insurance Landlord is required to carry under
                                   this Lease or by any governmental authority with respect to the Property; and

                               -f- other insurance as is customarily carried by
                                   operators of comparable office buildings in the Raleigh, North Carolina area;

       (4) costs incurred for inspection and servicing, including all outside maintenance contracts necessary or proper for the maintenance of the Property, such as janitorial and window cleaning, rubbish removal, exterminating, water treatment, elevator, electrical, plumbing, and mechanical equipment, and the cost of materials, tools, supplies, and equipment used for inspection and servicing;

       (5) costs incurred for electricity, water, gas, fuel, or other utilities;

       (6) sales, use, and excise taxes on goods and services purchased by Landlord, but Tenant's pro rata share shall exclude prepaid services that are not used by Landlord;

       (7)    license, permit, and inspection fees;

       (8)    auditor's fees for public accounting;

       (9)    legal fees, costs, and disbursements;

       (10) reasonable and customary management fees as stated by BOMA to a person or entity other than Landlord (provided, such person or entity may be affiliated with Landlord);

       (11) the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of (i) the costs of any capital improvements made by Landlord and required by any changes in applicable laws, rules, or regulations of any governmental authorities; or (ii) the costs of any equipment or capital improvements made by Landlord, as a laborsaving measure or to accomplish other savings in operating, repairing, managing, or maintaining of the Property, but only to the extent of the savings;

       (12) any costs for substituting work, labor, materials, or services in place of any of the above items, or for any additional work, labor, materials, services or improvements to comply with any governmental laws, rules, regulations, or other requirements applicable to the Property, that, at the time of substitution or addition, are considered operating expenses under generally accepted accounting principles consistently applied;

       (13) other costs reasonably necessary to operate, repair, manage, and maintain the Property in a manner and condition consistent with comparable office buildings in the Raleigh, North Carolina area; and

       (14) Notwithstanding anything to the contrary in items (1) through (13) above, Operating Expenses shall exclude:

       -a- leasing commissions, costs, disbursements, marketing costs, attorneys' fees and other expenses incurred for leasing, renovating, or improving space for tenants;

       -b-    costs incurred by Landlord in discharging its obligations under
              Section 4.02 and Exhibit D;
                               ---------

       -c- costs (including permit, license, and inspection fees) incurred in renovating, tenants or common areas;

       -d- Landlord's cost of electricity or other service sold to tenants for which Landlord is to be reimbursed as a charge over the Gross Rent and Additional Rent payable under the lease with that tenant;

       -e- depreciation and amortization on the Building except as expressly permitted elsewhere in this Lease;

       -f- costs of a capital nature including capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied, except that the annual amortization of these costs shall be included to the extent expressly permitted elsewhere in this Lease;

       -g- costs incurred because the Landlord or other tenant violated the terms of any lease or because Landlord violated any other contract or obligation (including without limitation legal fees and disbursements);

       -h- interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money;

       -i-    advertising and promotional expenditures;

       -j- repairs or other work needed because of fire, windstorm, or other damage, casualty or cause insured against by Landlord or to the extent Landlord's insurance provided coverage insurance;

       -k- other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

       -l-    fines or penalties incurred by Landlord;

       -m-    mortgage or ground rent uses;

       -n- any types of utility services (including, without limitation, electricity) or other benefits that at any time during the Term are not provided to Tenant, or are separately metered or contracted for and paid for by Tenant directly, to the extent serving any portions of the Building or the Land except the Common Areas;

       -o- costs incurred due to the violation or alleged violation by the Property of any law or regulation which is in effect on the date of this Lease or the violation or alleged violation by Landlord of any law or regulation whether or not in effect on the date of this Lease;

       -p-    costs incurred for repair of latent defects in the Property;

       -q- costs arising from the negligence or fault of other tenants or occupants, Landlord or its agents, or any vendors, contractors or providers of materials or services engaged by Landlord or its agents.

       -r- costs arising from or related to the presence in or about the Property of hazardous materials (as defined under applicable laws in effect on the date of this Lease) except any of the same which are placed in the Property by Tenant;

       -s-    costs for sculpture, paintings, or other objects of art; and

       -t- overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by a subsidiary or affiliate.

Landlord shall use reasonable efforts to keep Operating Expenses at reasonable amounts, while maintaining a high quality building.

       (vi) "Adjustment Period" means each calendar year or partial calendar year occurring during the Term.

(b) Credits/Reimbursements. Operating Expenses shall be reduced by reimbursements, credits, discounts, reductions, or other allowances received or receivable by Landlord for items of cost included in Operating Expenses, except reimbursements to the Landlord by tenants under this Article V.

(c) Tax Refund. If Landlord receives a refund of any portion of Real Estate Taxes that were included in the Real Estate Taxes paid by Tenant, then Landlord shall reimburse Tenant its pro rata share of the refunded taxes, less any expenses that Landlord reasonably incurred to obtain the refund.

(d) Substituted Taxes. If any non-Real Estate Taxes are imposed against the Landlord in substitution for any Real Estate Taxes, then the substituted tax shall be considered a Real Estate Tax. Conversely, if any additional Real Estate Taxes are imposed in substitution for any non-Real Estate Taxes (that are not Substituted Taxes) they shall not be considered Real Estate Taxes.

(e) Payment by Landlord. Subject to reimbursement under this Article V, Landlord shall pay the Property's Operating Expenses and Real Estate Taxes before delinquency.

(f) Payment by Tenant. If the Operating Expenses and Real Estate Taxes, when combined for any Adjustment Period, exceed Base Operating and Real Estate Tax Expense ("Operating and Real Estate Tax Expense Increase"), then Tenant agrees to pay Landlord as Additional Rent, Tenant's Pro Rata Share of the Operating and Real Estate Tax Expense Increase.

(g)    Manner of Payment.

       (i) Within one hundred twenty (120) days after each Adjustment Period ends, or as soon as reasonably practical, Landlord shall give Tenant an itemized statement ("Statement") showing in reasonable detail the:

              (1) actual Operating Expenses and Real Estate Taxes for the Adjustment Period;

              (2) the Operating and Real Estate Tax Expense Increase for the Adjustment Period;

              (3) the amount of Tenant's Pro Rata Share of the Operating and Real Estate Tax Expense Increase; and

              (4) the amount Tenant owes toward the Operating and Real Estate Tax Expense Increase.

              Any Additional Rent due, including interest and penalty, shall survive the Expiration Date.

       (ii) During any Adjustment Period that is less than a complete calendar year, unless this Lease was terminated because of Tenant's default, Tenant's obligation for Additional Rent for those Adjustment Periods shall be prorated by multiplying the Additional Rent for the Adjustment Period by a fraction expressed as a percentage, the numerator of which is the number of days of the Adjustment Period included in the Term and the denominator of which is 365.

       (iii) Landlord shall keep and maintain records of all Operating Expenses and Real Estate Taxes for a period of not less than two (2) years, which records shall be made available to Tenant at reasonable times at Landlord's offices for inspection and copying by Tenant or its representatives, at Tenant's cost. Tenant shall have the right to audit Landlord's books and records. If such audit establishes that the sum total of all actual Operating Expenses or Real Estate Taxes are less than Landlord's final determination of such total by four percent (4%) or more, then Landlord shall pay the cost of such audit. Any over-charged or under-paid amounts shall be reimbursed by the responsible party with thirty (30) days following delivery of such audit to Landlord.

5.03 Personal Property Tax. Before delinquency Tenant shall pay taxes assessed during the Term against trade fixtures or personal property placed by Tenant in the Premises. If these taxes are assessed against the Building, Tenant shall pay its share of the taxes to Landlord within ten (10) days after receiving Landlord's written statement setting forth the amount of taxes applicable to Tenant's property and the basis for the charge to Tenant. Tenant's failure to pay within the ten-day period shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Gross Rent or Additional Rent.

                                   ARTICLE VI
                             AFFIRMATIVE OBLIGATIONS

6.01   Compliance with Laws.

       (a) Landlord's Compliance. Landlord warrants, that on the Commencement Date, the Building, the Property and Premises shall comply with all applicable laws, ordinances, rules, and regulations of governmental authorities, including the Americans with Disabilities Act (ADA). ("Applicable Laws"). During the Term, Landlord shall comply with all Applicable Laws regarding the Premises and Building except to the extent Tenant must comply under Section 6.01(b).

       (b)    Tenant's Compliance. Tenant shall comply with all Applicable Laws
              (i) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (ii) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling. Notwithstanding the foregoing, Tenant shall comply with any requirements imposed under the Americans with Disabilities Act of 1990 ("ADA") which relate exclusively to Tenant's buildout of the Premises.

6.02 Services and Utilities.

       (a) Services. Landlord shall provide at its expense, subject to reimbursement under Section 5.02:

              (i) Janitorial services to the office portion of the Premises (all business days, Monday through Friday);

              (ii) Hot and cold water sufficient for drinking, lavatory, toilet, and ordinary cleaning purposes;

              (iii)  [Intentionally Deleted].

              (iv)   Replacement of lighting tubes, lamp ballasts, and bulbs;

              (v) Extermination and pest control to the office portion of the premises when necessary; and

              (vi) Maintenance of Common Areas in a manner consistent with other comparable office buildings in the Raleigh, North Carolina area. The maintenance shall include cleaning, illumination, snow shoveling, deicing, repairs, replacements, lawn care, and landscaping.

         (b)   Business Hours. "Business Hours" means:

              (i)    Monday through Friday, 8:00 a.m. through 6:00 p.m., and

              (ii) Saturday, 9:00 a.m. through 1:00 p.m., but excludes the following holidays or the days on which the holidays are designated for observance: New Year's Day, Easter (Good Friday), Memorial Day, July Fourth, Labor Day, Thanksgiving Day, and Christmas Day.

       (c) 24 Hour Access. Tenant, its employees, agents, and invitees shall have access to the Premises, twenty-four (24) hours a day, seven
              (7) days a week, 52 weeks per year. During non business hours Landlord may restrict access by requiring persons to show a badge or identification card issued by Landlord, unless such persons are authorized or accompanied by a representative of Tenant. Landlord shall not be liable for denying entry to any person unaccompanied by Tenant or unable to show the proper identification. Landlord may temporarily close the Common Areas of the Building if required in an emergency. Landlord shall use its best efforts to make any such closure during non business hours only and, to the extent reasonably possible, in a manner and for a time period so as not to interfere with Tenant's operations in the Building, If Landlord closes the Building, then the Gross Rent and Additional Rent shall abate during any closing that lasts more than twenty-four (24) hours.

       (e) Interruption of Services. Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord, and such an interruption shall not:

              (i) be considered an eviction or disturbance of Tenant's use and possession of the Premises;

              (ii)   make Landlord liable to Tenant for damages;

              (iii)  abate Gross Rent or Additional Rent; or

              (iv)   relieve Tenant from performing Tenant's Lease obligations.

6.03   Repairs and Maintenance.

       (a)    Tenant's Care of Premises. Tenant shall:

              (i)    keep the Premises and fixtures in good order;

              (ii) make repairs or replacements to the Premises or Building needed because or Tenant's misuse or negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance or the insurance Landlord is required to carry under this Lease, whichever is greater;

              (iii) repair and replace, to the extent repair and replacement are desired by Tenant, special equipment or decorative treatments installed by or at Tenant's request which Tenant is entitled to remove at the end of the Lease term and that serve the Premises only, except

                     (1) to the extent the repairs or replacements are needed because of Landlord's misuse or primary negligence, and are not covered by Tenant's insurance or the insurance Tenant is required to carry under this Lease, whichever is greater; or

                     (2) if the Lease is terminated under Article IX (Loss of Premises); and

              (iv)   not commit waste.

       (b) Landlord's Repairs. Except for repairs and replacements that Tenant must make under paragraph 6.03(a), Landlord shall pay for and make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment). Landlord shall make the repairs and replacements to maintain the Building in a condition consistent with other comparable office buildings in the Raleigh, North Carolina area. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, and plumbing (but not separate systems installed and operated by Tenant that serve the Premises only), as well as sidewalks and parking areas and other Common Area improvements.

       (c) Time for Repairs. Repairs or replacements required under Sections 6.03(a) or 6.03(b) shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having actual knowledge of the need for a repair or replacement.

       (d) Surrendering the Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition that the Premises were in on the Commencement Date except for:

              (i)    ordinary wear and tear;

              (ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under paragraph 6.03(a);

              (iii)  condemnation;

              (iv) damage arising from any cause not required to be repaired or replaced by Tenant; and

              (v) alterations as permitted by this Lease unless consent was conditioned on their removal or Tenant is entitled to and elects to remove them pursuant to this Lease.

              On surrender Tenant shall remove from the Premises its personal property, trade fixtures, and any alterations required to be removed under Section 7.01 and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

                                   ARTICLE VII
                              NEGATIVE OBLIGATIONS


7.01   Alterations.

       (a) Definitions. "Alterations" means alterations, additions, substitutions, installations, changes, and improvements, but excludes minor decorations and the Improvements Landlord is to make under Section 4.02 and Exhibit D.
                                          ---------

       (b) Consent. Tenant shall not make Alterations without the Landlord's advance written consent. Landlord's consent shall not be unreasonably withheld or conditioned or unduly delayed. Landlord's review of Alterations that will be visible from the exterior of the Building may include, without limitation, consideration of the aesthetics of the Miami North Office Park. If Landlord fails to approve or disapprove in writing within five (5) business days after submission, the same shall be deemed approved by the Landlord. Any disapproval shall specify the reasons for such disapproval. With respect to Tenant's initial alterations, if Landlord and Tenant are unable to agree upon the plans and specifications, Tenant shall have the right to terminate the Lease. At the time of plan approval, Landlord shall notify Tenant which of the fixtures and equipment would be required to be removed at the end of the term; however, Tenant shall have the right to elect not to remove conduit, cabling, piping, electrical conductors, walls or standard office improvements and Tenant shall have the right to remove any or all of its equipment, including generators, HVAC, batteries, UPS systems, etc. at any time during the term.

       (c)    Conditions of Consent. Landlord may condition its consent in
              Section 7.01(b) on all or any part of the following:

              (i) Tenant shall furnish Landlord with reasonably detailed plans and specifications of the alterations as requested by Tenant.

              (ii)   The Alterations shall be performed and completed-

                     (1) in accord with the submitted plans and specifications approved by Tenant and Landlord.

                     (2)    in a workmanlike manner,

                     (3) in compliance with all applicable laws, regulations, rules, ordinances, and other requirements of governmental authorities,

                     (4) using new materials and installations at least equal in quality to the original Building materials and installations,

                     (5) by not unreasonably disturbing the quiet possession of the other tenants,

                     (6) by not unreasonably interfering with the construction, operation, or maintenance of the Building, and

                     (7)    with due diligence;

              (iii) Tenant shall have the right to use contractors, architects, engineers and other workers of its choice, subject to Landlord's approval in writing, which approval shall not be unreasonably withheld or unduly delayed.

              (iv) Tenant shall have the right to modify plans and specifications because of reasonable conditions set by Landlord after reviewing the plans and specifications;

              (v) Tenant's contractors shall carry builder's risk insurance in an amount then customarily carried by prudent contractors and workers' compensation insurance for its employees in statutory limits, naming Landlord as an additional insured, to the extent its interest may appear;

              (vi) Tenant's workers or contractors shall work in harmony and not unreasonably interfere with Landlord's workers or contractors or other tenants and their workers or contractors;

              (vii) Tenant shall give Landlord at least fifteen (15) days advance notice before beginning any alterations so that Landlord may post or record notices of non-responsibility; Tenant shall have the right to perform alterations 24 hours per day, seven days per week, together with reasonable access to Common Areas.

              (viii) Upon demand Tenant shall give Landlord evidence that it complied with any condition set by Landlord;

              (ix) If Tenant completes alterations, Tenant shall give Landlord complete as-built mylar drawings of the Alterations after they are finished; and

              (x) Tenant shall remove any unusual additions, alterations and repair any damage from their removal by the Expiration Date to the extent such removal is required pursuant to Section 7.01(b) above.

       (d) Payment and Ownership of the Alterations. Alterations made under this paragraph shall be at Tenant's expense. The Alterations shall belong to Landlord when this Lease ends except as provided in
              Section 7.01(b). Nevertheless, Tenant may remove its trade fixtures, furniture, equipment, and other personal property if Tenant promptly repairs any damage caused by their removal. Landlord shall not receive any profit from or change any supervisory fees for Tenant's alterations.

7.02   Assignment and Subleasing.

       (a) Consent Required. Tenant shall not transfer, mortgage, encumber, assign, or sublease all or part of the Premises without Landlord's advance written consent. Landlord's consent to any transfer, mortgage, encumbrance, assignment or sublease shall not be unreasonably withheld or conditioned or unduly delayed.

       (b) Reasonableness. The Landlord's consent shall not be considered unreasonably withheld if:

              (i) the proposed subtenant's or assignee's financial responsibility does not meet the same criteria Landlord uses to select comparable Building tenants;

              (ii) the proposed subtenant's or assignee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige; or

              (iii)  the proposed use is inconsistent with the use permitted by
                     Article II.

       (c)    Procedure.

              (i)    Tenant must provide Landlord in writing:

                     (1) the name and address of the proposed subtenant or assignee;

                     (2) the nature of the proposed subtenant's or assignee's business it will operate in the Premises;

                     (3)    the terms of the proposed sublease or assignment;
                            and

                     (4) reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee.

              (ii) Landlord shall, within ten (10) business days after receiving the information under Section 7.02(c)(i), give notice to Tenant to permit or deny the proposed sublease or assignment. If Landlord denies consent, it shall explain the reasons for the denial. Landlord's failure to respond within the 10 day period set forth above shall be deemed to be Landlord's consent.

       (d) Affiliates. Notwithstanding Section 7.02(a), (b), and (c), Tenant may assign or sublease part or all of the Premises without Landlord's consent to:

              (i) any corporation or partnership or other entity that controls, is controlled by, or is under common control with, Tenant; or

              (ii) any corporation or other entity resulting from the merger or consolidation with Tenant or to any entity that acquires all or substantially all of Tenant's assets or stock as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant.

       (e) Conditions. Any subleases and assignments by Tenant are also subject to the following:

              (i)    The terms of this Lease;

              (ii) The term of any sublease shall not extend beyond the Term, including the extensions provided in Rider A;

              (iii)  Tenant shall remain liable for all Lease obligations;

              (iv) Consent to one sublease or assignment does not waive the consent requirements for future assignments or subleases; and

"Excess Consideration" shall mean the consideration received by Tenant from an assignment or sublease that exceeds the amount Tenant must pay Landlord, which amount is to be prorated where a part of the Premises is subleased or assigned. Excess Consideration shall be adjusted to exclude leasing commissions, improvements made to the Premises by Tenant for its own use and also for the subtenant, the costs incurred by Tenant during any period of vacancy, and other reasonable out-of-pocket costs paid by Tenant. Tenant shall pay to Landlord a portion of the Excess Consideration, as follows:

                     with respect to any Excess Consideration collected during the Term, fifty percent (50%);

                     with respect to any Excess Consideration collected during the first Extension Term, seventy percent (70%)

                     with respect to any Excess Consideration collected during the second Extension Term, ninety percent (90%).

Tenant shall pay such amounts to Landlord at the end of each calendar month during which Tenant collects any Excess Consideration. Each payment shall be sent with a detailed statement showing the total consideration paid by the subtenant or assignee and any relevant exclusions. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement

       (f) Collocation. Tenant's business use of the Premises, including provision of collocation space to customers, shall not be considered transfer, assignment or sublet and, accordingly, does not require Landlord's consent pursuant to this Section 7.02.

                                  ARTICLE VIII
                                    INSURANCE


8.01   Insurance.

       (a) Landlord's Building Insurance. Landlord shall keep the Building, including the Landlord Improvements insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of the full replacement value of the Building, as the value may exist from time to time.

       (b) Property Insurance. Each party shall keep its personal property and trade fixtures in the Premises and Building insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Tenant shall also keep any non-Building-standard improvements (which term shall include any improvements to the Premises beyond those set forth on Exhibit D) made to the Premises by Tenant insured to the same degree as Tenant's personal property. Tenant's property insurance shall also provide for business interruption/extra expense coverage in sufficient amounts.

       (c) Liability Insurance. Each party shall maintain contractual and comprehensive general liability insurance, including limits of no less than $1,000,000 per occurrence/$2,000,000 aggregate per location including contractual liability

              Tenant's policy shall be endorsed to name Landlord as additional insured. Definition of additional insured shall include all Partners, Officers, Directors, Employees, agents and representatives of the named entity including its managing agent. Further, coverage for the additional insured shall apply on a primary basis irrespective of any other insurance, whether collectible or not.

       (d) Workers Compensation and Employee Liability Insurance. Affording coverage under the Workers Compensation laws of the State of North Carolina and Employers liability coverage subject to a limit of no less than $100,000 each employee, $100,000 each accident, $500,000 policy limit.

       (e) Umbrella Liability Insurance. Each Party shall maintain umbrella liability insurance to the extent necessary to provide coverage to the limits and coverage noted in Sections 8.0l.c and 8.01.d above.

       (f) Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building, or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers. The waiver does not apply to claims caused by a party's willful misconduct.

              If despite a party's best efforts it cannot find an insurance company meeting the criteria in Section 8.01(h) that will give the waiver at reasonable commercial rates, then it shall give notice to the other party within thirty (30) days after the Commencement Date. The other party shall then have thirty (30) days to find an insurance company that will issue the waiver. If the other party also cannot find such an insurance company, then both parties shall be released from their obligations to obtain the waiver.

              (i) Increase In Insurance. If due to Tenant's particular use of the Premises, Landlord's insurance rates are increased, Tenant shall pay the increase; provided, however, that Landlord warrants that Tenant's use of the Premises as a telecommunications and computer equipment room, including, without limitation, the provision of colocation services to customers, is a permitted use of the Building pursuant to Landlord's insurance and Landlord agrees that it will not require any payment from Tenant under the foregoing sentence due to such use of the Premises by Tenant.

       (h) Insurance Criteria. Insurance policies required by this Lease shall:

             (i) be issued by insurance companies licensed to do business in the state of North Carolina with general policyholders ratings of at least A and a financial rating of at least VIII in the most current Best's Insurance Reports available on the date of this Lease;

             (ii) name the non procuring party as an additional insured as its interest may appear (other landlords or tenants or other third parties may also be added as additional insureds in a blanket policy);

             (iii) provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless thirty
                    (30) days' advance notice is given to the non procuring party;

             (iv) be primary policies-not as contributing with, or in excess of, the coverage that the other party may carry;

             (v) be permitted to be carried through a "blanket policy" or "umbrella" coverage;

             (vi)   have property deductibles not greater than $15,000; and

             (vii)  be maintained during the entire Term.

       (i) Evidence of Insurance. By the Commencement Date and upon each renewal of its insurance policies, Tenant shall give copies of certificates of insurance to Landlord. The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in Section 8.01(h). The policies shall be renewed or replaced and maintained by Tenant. If Tenant fails to give the required certificate within thirty (30) days after the notice of demand for it, Landlord may obtain and pay for that insurance, but is not obligated to do so, and receive reimbursement from the party required to have the insurance.

8.02   Indemnification.

       (a) Tenant's Indemnity. Tenant indemnities, defends, and holds Landlord harmless from claims:

             (i)    for personal injury, death, or property damage;

             (ii) for incidents occurring in or about the Premises or Building; and

             (iii) caused by the negligence or willful misconduct of Tenant, its agents, employees, or invitees.

           When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees, or invitees, Tenant's duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

       (b) Landlords Indemnity, Landlord indemnifies, defends, and holds Tenant harmless from claims:

             (i)    for personal injury, death, or property damage;

             (ii) for incidents occurring in or about the Premises or Building; and

             (iii) caused by the negligence or willful misconduct of Landlord, its agents, employees, or invitees.

           When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except Landlord's agents, employees, or invitees, Landlord's duty to defend, indemnify, and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

       (c) Release of Claims. Notwithstanding Section 8.02(a) and (b), the parties release each other from any claims either party ("Injured Party") has against the other to the extent the claim is covered by the Injured Party's insurance or the insurance the Injured Party is required to carry under this Lease, whichever is greater.

8.03   Limitation of Landlord's Liability.

       (a) Transfer of Premises. If the Building is sold or transferred, voluntarily or involuntarily, Landlord's Lease obligations and liabilities accruing after the sale or transfer shall be the sole responsibility of the new owner provided:

             (i) The new owner expressly agrees in writing to assume Landlord's obligations; and

             (ii) Tenant's funds in the hands of Landlord, such as the Security Deposit, shall be given to the new owner.

       (b) Liability for Judgments. If Landlord, its employees, officers, directors, partners, members or managers are ordered to pay Tenant a monetary judgment because of Landlord's default, Tenant's sole remedy to satisfy the judgment shall be to execute against Landlord's interest in the Building and Land (including any insurance or condemnation proceeds received with respect thereto and rental income and any proceeds of sale). Under no circumstance will Landlord, or its officers, directors, partners or employees be personally liable for any monetary judgment beyond such amounts.

                                  ARTICLE IX
                               LOSS OF PREMISES

9.01   Damages.

       (a)    Definition. "Relevant Space" means:

                 (i) the Premises, excluding Tenant's fixtures installed by or at the request of Tenant;

                 (ii)   access to the Premises; and

                 (iii) any part of the Building that provides essential services to the Premises or is otherwise necessary for the conduct of Tenant's business in the Premises.

       (b) Repair of Damage. If the Relevant Space is damaged in part or whole from any cause and the Relevant Space can be substantially repaired and restored within ninety (90) days from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within ninety (90) days from the date of the damage unless the delay is due to causes beyond Landlord's reasonable control.

              If any material damage to the Relevant Space cannot be repaired and restored within the ninety (90) day period, then either party, may, within thirty (30) days after determining that the repairs and restoration cannot be made within ninety (90) days, cancel the Lease by giving notice to the other party. Nevertheless, if the Relevant Space is not repaired and restored within ninety (90) days from the date of the damage, then Tenant may cancel the Lease at any time after the ninetieth (90th) day and until ten (10) days after Tenant receives notice that the Relevant Space is repaired and restored. Tenant shall not be able to cancel this Lease if its willful misconduct causes the damage unless Landlord is not promptly and diligently repairing and restoring the Relevant Space.

       (c) Determining the Extent of Damage. If the parties cannot agree in writing whether the repairs and restoration will take more than ninety (90) days to make, then the determination will be made by Landlord's architect and Tenant will receive notice from Landlord of such determination on or prior to the fifteenth (15th) day after the date of damage. Landlord's failure to give such notice within ten (10) days after notice from Tenant of such failure will entitle Tenant to cancel the Lease.

       (d) Abatement. Unless the damage is caused by Tenant's willful misconduct, the Gross Rent and Additional Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until ten (10) business days after Landlord completes the repairs and restoration to the Relevant Space or the part rendered unusable and notice to Tenant that the repairs and restoration are completed, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

       (e) Tenants Property. Notwithstanding anything else in this Article IX, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements.

       (f)    Damage to Building. If:

                 (i) more than fifty percent (50%) of the Building is damaged and the Landlord decides not to repair and restore the Building;

                 (ii) any mortgagee of the Building shall not allow adequate insurance proceeds for repair and restoration;

                 (iii) the damage is not covered by Landlord's insurance or the insurance Landlord is required to carry under this Lease, whichever is greater; or

                 (iv) the Lease is in the last twelve (12) months of its Term, including all renewal options, then Landlord may cancel this Lease. To cancel, Landlord must give notice to Tenant within thirty (30) days after the Landlord knows of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

       (g) Cancellation, If either party cancels this Lease as permitted above, then this Lease shall end on the day specified in the cancellation notice. The Gross Rent, Additional Rent, and other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Gross Rent and Additional Rent, accounting for any abatement, plus Security Deposit, if any, less any sum then owing by Tenant to Landlord.

9.02   Condemnation.

       (a) Definitions. The terms "eminent domain," "condemnation," "taken," and the like in Section 9.02 include takings for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

       (b) Entire Taking. Landlord shall give Tenant prompt notice following Landlord's receipt of any notice from an authority authorized to exercise the power of eminent domain that relates to any actual or potential taking of any portion of the Building or the Land. If the entire Premises or the portions of the Building required for reasonable access to, or the reasonable use of, the Premises for the conduct of Tenant's business therein are taken by eminent domain, this Lease shall automatically end on the earlier of:

                 (i)    the date title vests; or

                 (ii) the date Tenant is dispossessed by the condemning authority.

       (c) Partial Taking. If the taking of a part of the Premises or Building materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space then Tenant may terminate this Lease on the earlier of:

                  (i) the date when title vests, provided that Tenant had at least thirty (30) days advance notice prior to such date;

                  (ii) the date Tenant is dispossessed by the condemning authority, provided that Tenant had at least thirty
                         (30) days advance notice prior to such date; or

                  (iii) sixty (60) days following notice to Tenant of the date when vesting or dispossession is to occur.

              If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Gross Rent and Additional Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equitably reduced.
       (d) Rent Adjustment. If the Lease is canceled as provided in Sections 9.02(b) or (c), then the Gross Rent, Additional Rent, and other charges shall be payable up to the cancellation date, and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any prepaid, unaccrued Gross Rent and Additional Rent plus Security Deposit, if any, less any sum then owing by Tenant to Landlord.

       (e) Repair. If the Lease is not canceled as provided for in Sections 9.02(b) or (c), then Landlord at its expense shall promptly repair and restore the Premises and other portions of the building necessary for the conduct of Tenant's business in the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit, but only to the extent of the:

                 (i)    condemnation award received for the damage; and

                 (ii) the Landlord's original obligation under Section 4.02 and Exhibit D.
                            ---------

       (g) Awards and Damages. Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages. Notwithstanding anything else in this Paragraph 9.02(g). Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, all improvements made by Tenant to the Premises as part of the initial upfit or otherwise, (including without limitation the unamortized costs of leasehold improvements paid for by Tenant), but excluding the Landlord's Improvements, and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited by this provision, at its own expense, and neither shall have any right to the award made to the other.


                                   ARTICLE X
                                    DEFAULT


10.01  Tenant's Default.

       (a)    Defaults. Each of the following constitutes a default ("Default"):

                 (i) Tenant's failure to pay Gross Rent or Additional Rent within five (5) business days after it is past due and payable; provided, however, that Tenant shall not be in Default under this provision the first time Tenant so fails to timely pay in any calendar year unless Tenant fails to pay within ten (10) days after Tenant receives notice from Landlord that such amounts are past due and payable;

                 (ii) Tenant's failure to pay Gross Rent or Additional Rent by the due date, at any time during a calendar year in which Tenant has already received two (2) notices of its failure to pay Gross Rent or Additional Rent by the due date;

                 (iii) Tenant's failure to perform or observe any other Tenant obligation after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

                 (iv) Tenant's failure to vacate or stay any of the following within ninety (90) days after they occur:

                             (1) a petition in bankruptcy is filed by or against Tenant;

                     (2)    Tenant is adjudicated as bankrupt or insolvent;

                     (3) a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant's property; or

                     (4) Tenant makes an assignment for the benefit of creditors.

10.02  Landlord's Remedies.

       (a) Remedies. Landlord in addition to the remedies given in this Lease or under the law, may do any one or more of the following if Tenant commits a Default beyond any applicable grace period under
              Section 10.01:

                  (i) end this Lease, and Tenant shall then surrender the Premises to Landlord;

                  (ii) enter and take possession of the Premises either with or without process of law and remove Tenant, with or without having ended the Lease; and

                  (iii)  alter locks and other security devices at the Premises.

                  (iv) terminate this Lease by providing written notice to Tenant, take possession of the Premises, and re-let the Premises to another tenant in Landlord's sole discretion.

              Tenant waives claims for damages by reason of Landlord's reentry, repossession, or alteration of locks or other security devices and for damages by reason of any legal process.

       (b) No Surrender. Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in writing signed by both parties.

       (c) Rent. If Landlord terminates this Lease or Tenant's right to possess the Premises because of a Default, Landlord may hold Tenant liable for Gross Rent, Additional Rent, and other indebtedness accrued to the date the Lease expires or is terminated. Tenant shall also be liable for the Gross Rent, Additional Rent and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no default, reduced by any sums Landlord receives by reletting the Premises during the Term.

       (d) Other Expenses. Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to that part of the Term ended due to Tenant's Default:

                  (i) reasonable broker's fees incurred by Landlord for reletting part or all of the Premises prorated for that part of the reletting Term ending concurrently with the then current Term of this Lease;

                  (ii)   the cost of removing and storing Tenant's property;

                  (iii) the cost of repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new Tenant; and

                  (iv) other necessary and reasonable expenses incurred by Landlord in enforcing its remedies, including, without limitation, reasonable attorneys fees.

       (e)    Payment. Tenant shall pay the sums due in Sections 10.02(c) and
              (d) within thirty (30) days of receiving Landlord's proper and correct invoice for the amounts.

       (f) Reletting. Landlord may reflect for a shorter or longer period of time than the Lease Term and make any necessary repairs or alterations. Landlord may relet on any reasonable terms including a reasonable amount of free rent.

10.03 Self-Help. If Tenant defaults, Landlord may, without being obligated and without waiving the Default, cure the Default, and may enter the Premises to do so. Tenant shall pay Landlord, upon demand, as Additional Rent, all costs, expenses and disbursements incurred by Landlord.

10.04 Survival. The remedies permitted by this Article X and the parties' indemnities in Section 8.02 shall survive the Expiration Date or earlier termination of this Lease.

                                   ARTICLE XI
                                 NON DISTURBANCE


11.01  Subordination.

       (a) Mortgages. Subject to Section 11.01(b), this Lease is subordinate to prior or subsequent mortgages covering the Building. Landlord shall provide to Tenant non-disturbance agreements from all existing and future mortgages, beneficiaries of deeds of trust and ground lessors.

       (b)    Foreclosures. If any mortgage is foreclosed, then:

                 (i)    This Lease shall continue;

                 (ii) Tenant's quiet possession shall not be disturbed if Tenant is not in Default;

                 (iii) Tenant will attorn to and recognize the mortgagee or purchaser at foreclosure sale (Successor Landlord) as Tenant's landlord for the remaining Term; and

                 (iv)   The Successor Landlord shall not be bound by:

                        (1) any payment of Gross Rent or Additional Rent for more than one month in advance, except the Security Deposit and free rent, if any, specified in the Lease,

                        (2) any amendment, modification, or ending of this Lease without Successor Landlord's consent after the Successor Landlord's name is given to Tenant unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent, and

                        (3) any liability for any act or omission of a prior Landlord.

       (c) Self-Operating. This Section 11.01 is self-operating. However, Tenant shall promptly execute and deliver any documents needed to confirm this arrangement.

11.02  Estoppel Certificate.

       (a) Obligation, Tenant shall from time to time, within ten (10) business days after receiving a written request from Landlord, execute and deliver to Landlord a written statement which may be relied upon by Landlord and any third party with whom the Landlord is dealing and which shall certify:

                 (i)    the accuracy of the Lease document;

                 (ii)   the Commencement and Expiration Dates of the Lease;

                 (iii) that the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

                 (iv) whether to the Tenant's knowledge the Landlord is in default or whether the Tenant has any claims or demands against Landlord, and, if so, specifying the Default, claim, or demand; and

                 (v) to other correct and reasonably ascertainable facts that are covered by the Lease terms.

       (b)    Remedy. The Tenant's failure to comply with its obligations in
              Section 11.02(a) shall be a Default, except that the cure period for this Default shall be five (5) business days after the Tenant receives notice of the Default.

11.03 Quiet Possession. If Tenant is not in default, and subject to the Lease terms, Landlord warrants that Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed by anyone claiming by or through Landlord.

                                   ARTICLE XII
                                LANDLORD'S RIGHTS


12.01  Rules.

       (a)    Rules, Tenant, its employees and invitees, shall comply with:

                 (i)    the Rules attached as Exhibit F and
                                              ---------

                 (ii) reasonable modifications and additions to the Rules adopted by Landlord provided that such rules are applicable to all tenants of the Building and provided further that such rules do not materially interfere with the conduct of Tenant's business at the Premises as permitted under this Lease.

       (b) Conflict with Lease. If a Rule issued under Section 12.01(a) conflicts with or is inconsistent with any Lease provision, the Lease provision controls.

       (c) Enforcement. Although Landlord is not responsible for another tenant's failure to observe the Rules, Landlord shall not unreasonably enforce the Rules against Tenant.

12.02  Mechanic's Liens.

       (a) Discharge Lien. Tenant shall, within twenty (20) days after receiving notice of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request:

                  (i)   discharge the lien; or

                 (ii) post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

              If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend, and hold Landlord harmless from losses incurred from these liens.

       (b) Landlord's Discharge. If Tenant does not discharge the lien or post the bond within the twenty (20) day period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord as Additional Rent.

       (c) Consent not Implied. This Section 12.02 is not a consent to subject Landlord's property to these liens.

12.03  Right to Enter.

       (a) Permitted Entries. Landlord and its agents, servants, and employees may enter the Premises at reasonable times, and at any time if an emergency, without charge, liability, or abatement of Gross Rent, to:

                 (i)    examine the Premises;

                 (ii) make repairs, alterations, improvements, and additions either required by the Lease or advisable to preserve the integrity, safety, and good order of part or all of the Premises or Building;

                 (iii) provide janitorial and other services required by the Lease;

                 (iv)   comply with Applicable Laws;

                 (v)    show the Premises to prospective lenders or purchasers;

                 (vi)   post notices of non responsibility;

                 (vii)  remove any Alterations made by Tenant in violation of
                        Section 7.01; and

                 (viii) post "For Sale" signs and, during the one hundred twenty
                        (120) days immediately before this Lease ends, post "For Lease" signs.

       (b) Entry Conditions. Notwithstanding Section 12.03(a), entry is conditioned upon Landlord:

                 (i) giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

                 (ii)   promptly finishing any work for which it entered; and

                 (iii) causing the least practical interference to Tenant's business.

12.04  Holdover.

       (a) Holdover Status. If Tenant continues occupying the Premises after the Term ends ("Holdover") then:

                 (i) if the Holdover is with Landlord's written consent, it shall be a month-to-month tenancy, terminable on thirty
                        (30) days advance notice by either party. Tenant shall pay at the beginning of each month Gross Rent and Additional Rent that is five percent (5%) higher than the amount due in the last full month immediately preceding the Holdover period unless Landlord specifies a lower or higher Rent and Additional Rent in the written consent;

                 (ii) if the Holdover is without Landlord's written consent, then Tenant shall be a tenant-at-sufferance. Tenant shall pay by the first day of each month 150% of the amount of Gross Rent and Additional Rent due in the last full month immediately preceding the Holdover period and shall be liable for any damages suffered by Landlord because of Tenant's Holdover, Landlord shall retain its remedies against Tenant who holds over without written consent.

       (b) Holdover Terms. The Holdover shall be on the same terms and conditions of the Lease except:

                 (i)    the Term;

                 (ii)   Gross Rent and Additional Rent;

                 (iii)  the extension Term is deleted;

                 (iv)   the Quiet Possession provision is deleted;

                 (v) Landlord's obligation for services and repairs is deleted; and

                 (vi) consent to an assignment or sublease may be unreasonably withheld and delayed.

12.05 Signs. Tenant shall not place or have placed any other signs, listings, advertisements, or any other notices anywhere in the Building without Landlord's prior written consent.

                                 ARTICLE XIII
                                 MISCELLANEOUS

13.01 Broker's Warranty. The parties warrant that Anthony and Co., Liberty Greenfield Advisors and Carter & Associates of the Carolinas, LLC are the only broker they dealt with on this Lease. The party who breaches this warranty shall defend, hold harmless, and indemnify the non breaching party from any claims or liability arising from the breach. Landlord is solely responsible for paying the commission of Anthony & Co., Liberty Greenfield Advisors and Carter & Associates of the Carolinas, LLC.

13.02 Attorney's Fees. In any litigation or arbitration between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and fees and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing parry if:

      (a) it initiated the litigation or arbitration and substantially obtains the relief it sought, either through a judgment or voluntary action before (after it is scheduled) trial or judgment;

      (b) the other party withdraws its action without substantially obtaining the relief it sought; or

      (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

13.03 Notices. All notices, requests, demands and other communications required or permitted to be given under this Lease shall be in writing and sent to the address or telecopy number set forth below. Each communication shall be deemed duly given and received: (i) as of the date and time the same is personally delivered with a receipted copy; (ii) if given by telecopy, when the telecopy is transmitted to the recipient's telecopy number and confirmation of complete receipt is received by the transmitting party during normal business hours for the recipient, or the day after confirmation is received by the transmitting part if not during normal business hours for the recipient; (iii) if delivered by U.S. Mail, three (3) days after depositing with the United States Postal Service, postage prepaid by certified mail, return receipt requested; or (iv) if given by nationally recognized or reputable overnight delivery service, on the next day after deposit with same. If any notice is sent by telecopy, the transmitting party shall send a duplicate copy of the notice to the other party by regular mail. In all event, however, any notice sent by telecopy transmission shall govern all matters dealing with the delivery of the notice, including the date on which the notice is deemed to have been received by the other party. The parties may change their address or telecopy number as each may later specify for that purpose by notice to the other party.

      To Tenant:                 Inflow, Inc.
                                 Art Zeile
================================================================================
                                 1860 Lincoln St., Suite 305
================================================================================
                                 Denver, CO 80295
                                 (ph): 303-824-3005
                                 (fax): 303-824-3001

                                         and

      To Landlord:               Miami North, LLC
                                 do Anthony & Co.
                                 Post Office Box 10810
                                 Raleigh, NC 27605
                                 Attn: Property Management
                                 (919) 832-1110
                                 (919) 834-4488 FAX


Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address.

13.04 Partial Invalidity. If any Lease provision is invalid or unenforceable to any extent, then except that provision, the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

13.05 Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

13.06 Binding on Successors. This Lease shall bind the parties' heirs, successors, representatives, and permitted assigns.

13.07 Governing Law. This Lease shall be governed by the laws of the state in which the Building is located.

13.08 Lease Not an Offer. Landlord gave this Lease to Tenant for review. It is not an offer to lease. This Lease shall not be binding unless signed by both parties.

13.09 Recording. Recording of this Lease is prohibited except as allowed in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating this Lease's Term, its Commencement and Expiration Dates, and other information the parties agree to include.

13.10 Survival of Remedies. The parties' remedies shall survive the expiration or termination of this Lease when caused by the Default of the other party.

13.11 Authority of Parties. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.

13.12 Business Days. Business day means Monday through Friday inclusive, excluding holidays identified at Section 6.02(b). Throughout this Lease, wherever "days" are used the term shall refer to calendar days. Wherever the term "business days" is used the term shall refer to business days.

13.13 Entire Agreement. This Lease contains the entire agreement between the parties about the Premises and Building. Except for the Rules for which Section 12.01(a) controls, this Lease shall be modified only by a writing signed by both parties.

13.14 Definition of Lease. This Lease consists of the following:

      (a)    Title Page;

      (b)    Table of Contents;

      (c)    Articles I through XIII;

      (d)    Signature Page;

      (e)    Rider A containing Option To Extend and other provisions;

      (f)    Exhibits A through F.

13.15 Time is of the Essence. Time is of the essence in the performance of the terms and conditions of this Lease.



      IN WITNESS WHEREOF, the parties hereto have duly executed this Lease under seal the day and year first above written.



LANDLORD:                 Miami North Carolina Limited Liability Company (SEAL)


                           By: /s/ Gregg E. Sandreuter
                              -----------------------------------------
                              Gregg E. Sandreuter
                                Manager


                          DATE:   6/29/99
                              -----------------------------------------

WITNESS:                  Name: illegible
                              -----------------------------------------

                          Date:   6/29/99
                              -----------------------------------------

TENANT:                   Inflow, Inc., a Delaware Corporation


                          By  /s/ Art Zeile
                              -----------------------------------------
                               Art Zeile

                          Title: President and Chief Executive Officer
                                 --------------------------------------


                          Date: 6/28/99
                               -----------------------------------------


Attest: illegible
       -------------------------

                  Secretary
       -----------

       (CORPORATE SEAL)         Date:  6/28/99
                                     ---------------------

                                     RIDER A


       THIS RIDER constitutes a part of the Lease to which it is attached. In the event of a conflict between this Rider and the provisions of the Lease, the Rider will govern and control.


1.    Upfit Allowance for Tenant Improvements. Landlord shall provide Tenant at
---------------------------------------------
Landlord's sole expense an upfit allowance of eighteen dollars ($18.00) per usable square foot for the completion of Tenant's improvements All costs incurred as a result of architectural engineering design, construction management, permitting, demolition and construction shall be paid by Tenant but may be paid out of the Tenant improvement allowance.

2.    Options to Extend. Tenant shall have two (2) five (5) year renewal
      -----------------
options. ("Extension Term") beginning immediately after the Term upon the same terms and conditions of the Lease, except that:

              (i)    the Term shall be modified as stated above;

              (ii) the Rent and Additional Rent shall be calculated as follows: First Renewal Term if applicable:

--------------------------------------------------------------------------------
  Oct. 1, 2009-Sept. 30, 2010                                   $20.30 rsf
--------------------------------------------------------------------------------
  Oct. 1, 2010-Sept. 30, 2011                                   $20.80 rsf
--------------------------------------------------------------------------------
  Oct. 1, 2011-Sept. 30, 2012                                   $21.32 rsf
--------------------------------------------------------------------------------
  Oct. 1, 2012-Sept. 30, 2013                                   $21.86 rsf
--------------------------------------------------------------------------------
  Oct. 1, 2013-Sept. 30, 2014                                   $22.41 rsf
--------------------------------------------------------------------------------
-----------------------------------
                       Second Renewal term, if applicable:

--------------------------------------------------------------------------------
Oct. 1, 2014-Sept. 30, 2015                                     $22.97 rsf
--------------------------------------------------------------------------------
Oct. 1. 2015-Sept. 30, 2016                                     $23.53 rsf
--------------------------------------------------------------------------------
Oct. 1, 2016-Sept. 30, 2017                                     $24.16 rsf
--------------------------------------------------------------------------------
Oct. 1, 2017-Sept. 30, 2018                                     $24.78 rsf
--------------------------------------------------------------------------------
Oct. 1, 2018-Sept. 30, 2019                                     $25.42 rsf
--------------------------------------------------------------------------------
-----------------------------------

              (iv) Landlord shall have no obligation to further improve the Premises.

       (b)    Conditions. To exercise this Option to Extend, Tenant must:

              (i) not be in default beyond any applicable grace period at the time it exercises the Option to Extend; and

              (ii) give notice to Landlord that Tenant is exercising its Option to Extend at least one hundred eighty (180) days before the Term ends, which notice shall be binding. In the event Landlord does not receive Tenant's notice within the time frame described, this Option shall become null and void and the Lease shall terminate on the Expiration Date.

3.     Right of First Refusal Tenant shall be granted an ongoing right of first
       ----------------------
       refusal on any space that is to be rented in the Building or becomes vacant over the term of the lease. Landlord shall provide Tenant notice of the availability of space not more than one hundred eighty (180) days nor less than forty-five (45) days prior to the date such space will be available for occupancy, which notice shall specify the date such space will be available for occupancy, and Tenant shall provide notice within ten (10) business days from the date it receives Landlord's notice to accept or decline the space. If Tenant provides notice to accept the space, which notice shall be binding, Tenant shall take possession of the space when it is made available for occupancy, with a term to be coterminous with Tenant's existing lease provided a minimum of twenty-four (24) months remains on Tenant s existing lease. The rental rate for such space shall be fixed at the Market Rate at the time Tenant accepts the space. "Market Rate" shall mean the rent that third parties are paying at the time for comparable space in the Raleigh area, and which shall take into account improvements allowances, free rent, base year expense stops, and other terms and incentives offered to such third parties. If Landlord does not receive Tenant's notice within the ten (10) day period or Tenant declines to accept the space, Tenant's right of first refusal shall be null and void and Landlord may lease the space to another tenant in Landlord's sole discretion, provided that if such space again becomes available to be rented or vacant after six (6) months, Tenant's right of first refusal shall again apply.

4. Lease Security: As security for the lease, Tenant shall provide a letter of credit in accordance with the terms of Exhibit A-1 and Exhibit A-2 attached hereto

5. Accommodation Space: Tenant shall have the right, throughout the term, to utilize or create additional space in, on, or adjacent to the Building (at no additional rental) to accommodate Tenant's equipment and facilities (e.g. the construction of a structural platform to support HVAC cooling tower or an enclosure for an emergency backup generator) Subject to Landlord's consent, which shall not be unreasonably withheld.

6. Signage: At Tenant's request, Landlord shall provide signage on the common building directory and the monument sign for the Building in the standard font for the Miami North Office Park, per Durham code. Tenant shall have the right to use its standard graphics on the entrance to its space.

7. Environmental:. Landlord warrants to the best of its knowledge that except as may be specifically identified in the Phase I Environmental Report delivered to Tenant, there are no hazardous substances in the Building or the Land, including, without limitation, asbestos and lead-based paint.

8. Conduit/Riser Space: Tenant shall have the right, at no additional charge, to all of the following: (a) to use existing fiber optic cabling in the Building or, at Tenant's election, to construct additional telecommunications entrances into the Building and into the Premises. Landlord acknowledges that Tenant will require redundant entrances for its data center operations; (b) to use existing riser space and available conduit, at Tenant's option, to install any additional conduit and facilities required in order to connect Tenant's power, HVAC equipment and piping, antennas, grounding, and related equipment and for other purposes not inconsistent with the design of such conduits or risers. Upon Tenant's request, Landlord shall provide, for Tenant's use throughout the lease term, easement or rights of way for up to ten telecommunications cables from the Premises to exit the Building and to the boundary of the land on which the Building is located. Tenant shall take all reasonable, economically feasible measures, including, when applicable, using directional boring, to avoid damage to existing pavement or other improvements. Landlord shall have the right to approve of installation plans for such cables, which approval shall not be unreasonably withheld. Tenant shall repair any damage to pavement and improvements and shall replace any damaged landscaping after installation of any such cables.

9. Electricity: Tenant shall be permitted to use Building electricity, which is not generator-protected, to serve the office portion of the Premises, in reasonable amounts for normal office use, lighting, and HVAC. Tenant shall separately meter and pay for its usage of such electricity. In addition to the foregoing, Landlord and Tenant shall use their best efforts to arrange with a local utility provider acceptable to Tenant for the provision of up to 1400 amps of 480 volt, three-phase a/c power to the Premises, substantially at such provider's expense, for the exclusive use of Tenant. If such power is not available to the Premises by September 1, 1999, Tenant shall have the right to terminate the Lease. Landlord acknowledges that Tenant shall be entitled to use, at all times, through the duration of the Lease, the 1400 amps of 480 volt a/c three phase power delivered by a local utility provider. Tenant shall separately meter and pay for its usage of such electricity. If Tenant requires additional electric capacity, Tenant shall have the right, at its expense, with Landlord's cooperation, to reconfigure switch equipment and facilities and to make application directly to an electricity provider serving the Building. Tenant shall have the right to make its own arrangements for power.

10. Tenant UPS. Tenant shall have the right to install UPS systems and their associated batteries within Tenant's within the Premises and to integrate the Building utility power into such systems.

11. Grounding. Tenant shall have the right to install an electrical grounding system for the Premises.

12. Tenant Generator. Tenant shall have the right to install and maintain power generators to serve the Premises, together with associated fuel storage tanks, and to integrate Building utility power into such generators. Landlord shall provide, at no additional charge, easements and if applicable, riser space to connect such generators. Landlord shall provide a pad site for such generators at no additional charge, which shall be located outside the Building, on the South side of the Building, next to the existing retaining wall. The footprint required for Tenant's generators and associated tanks and equipment shall not exceed 500 square feet. Tenant shall have the right, at its option, to construct fencing or use other appropriate security measures to protect its generators. Tenant shall construct fencing walls or other measures to screen its generators as reasonably required by Landlord.

13. HVAC & Humidity Control. Tenant shall have the right to tap into Building water supply in order to operate a humidifier system in the Premises. Tenant shall have the right to install coolant lines at Tenant's expense to support AC systems in the Premises or on the roof or elsewhere serving the Premises. Tenant shall have the right at no additional charge, to install and operate a cooling system to serve the Premises on the roof of the Building or at Tenant's option, at another location reasonably acceptable to Tenant and Landlord. Landlord shall provide at no additional charge, easements and riser space to connect such equipment. Tenant shall have the right to vent through the roof of the Building or through the Building ventilation system, if any, and to install drains for the HVAC equipment and to discard any HVAC wastewater into the Building's sewage system or otherwise as necessary. Tenant shall have the right to remove or cap any heating system in its premises. Tenant shall not be obligated to connect its cooling system to Landlord's energy management system.

14. Fire System. Tenant shall have the right, in its discretion and at its expense, to do any or all of the following: (a) convert any existing sprinkler system within the Premises to dry-pipe, pre-action system or install such a system. (b) relocate or encase any water mains or other water pipes running through or adjacent to the Premises. (c) install an FM 200 gas system in the Premises, and (d) install any other fire suppression system approved by Landlord, not to be unreasonably withheld.

15. Structural. Tenant shall have the right, at its expense, to do any or all of the following: (a) to cover or block up windows and/or exterior walls in the Premises, provided that such measures are reasonably acceptable to landlord with respect to external aesthetics of the Miami North Office Park; (b) to install up to three manholes adjacent to the Building for bringing telecommunications fiber into the Building; and (c) to fence in any equipment or facilities located or installed outside the Premises.

16. Security of Premises. Tenant shall have the right to install its own security systems for the Premises. Tenant shall be permitted to create a special security area within the Premises to encompass Tenant's equipment room. Landlord will cooperate with, but shall not be responsible to, Tenant in maintaining the security for such area. Tenant shall be permitted to install security for such area with non-building-standard locks and other access controls which restrict access to Tenant and its customers, provided that Landlord shall be provided with keys or other entry mechanisms which may be used in accordance with the terms of this Lease. Landlord shall not enter such area or permit any janitorial, maintenance, repair or other service to such area except as approved and supervised by Tenant. Landlord or its agents shall enter such area only after at least twenty-four (24) hours notice to Tenant and when accompanied by Tenant, except when failure to comply with the foregoing will cause imminent danger to the Premises or other portions of the Building or any person. Any entry by Landlord will be conducted with reasonable caution under the circumstances to prevent damage to or interference with any of the equipment in the Area.

17. Roof Rights. Tenant shall have the right to install HVAC equipment, dishes, antennas and other telecommunications equipment and other equipment on the roof of the building, at no charge during the term of the Lease, including any renewals. The square footage available for Tenant's use shall not be less than 50% of the total useable square footage available on the roof as of the date hereof. Tenant shall be responsible for expenses associated with installation, maintenance, operation, repair and removal of said items.

18. Landlord's Remedies. Notwithstanding anything to the contrary in the Lease, in no event shall Landlord be entitled to enter the Premises and remove or interfere with Tenant's property or the property of Tenant's customers without judicial process.

19. Confidentiality. Landlord acknowledges that it may have access to certain confidential information of Tenant concerning Tenant's business, facilities, operations, plans, customers, proprietary software, technology, and products ("Confidential Information"). Landlord agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Lease, nor disclose to any third party (except as required by law or to its attorneys, accountants, and other advisors and mortgagees and prospective purchasers of the Premises as reasonably necessary and subject to the confidentiality provisions hereof), any of Tenant's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

20. Tenant's Equipment. Tenant shall have the right to install, maintain, repair and replace computer, telecommunication, and other equipment in the equipment room of the Premises, so long as the average load of such equipment does not exceed 50 pounds per square foot, and so long as the load of any individual item does not exceed 200 pounds per square foot. Landlord hereby acknowledges that such weights are not excessive loads for the structure and hereby consents thereto. Tenant shall have the right to install fixed telephony and HVAC systems in the Premises, and Landlord hereby consents thereto. Tenant shall have the right to move computer, telecommunication, and other equipment in and out of the Premises from time to time in the course of its business, and locate the same within the Premises at its discretion, and Landlord hereby consents thereto.

21. Arbitration. Any controversy or claim arising out of or relating to this Lease which involves less than $100,000 or which relates to a denial of any consent or approval shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, including the Expedited Procedures, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

22. Condition of the Premises. Landlord shall deliver the Premises to Tenant on the Commencement Date, at Landlord's sole cost and expense, broom clean and free of all non-structural, non-core interior walls. Landlord represents and warrants, and shall deliver evidence to Tenant prior to the Commencement Date which confirms, that the floor loading capability of the Premises is not less than 100 lbs./usable square foot. Landlord shall provide Tenant with any existing as-built drawings of the Building in CAD format and any other existing CAD drawings with respect to the Building. Landlord, at its expense, shall provide Tenant with one-line drawings of the Building's mechanical and electrical systems. All documentation shall be provided in electronic format if available.

23. Parking. Landlord shall provide 68 unreserved parking spaces to Tenant in the lot adjacent to the Building at no charge during the Lease term, including any renewals.

24. Access. Tenant and its customers and vendors shall have 24 hours per day, 7 days per week; 52 weeks per year access to Tenant's premises in the Building, common areas, and any of Tenant's equipment in the Building or otherwise within Landlord's control, power and the telephone closets serving the premises, and the parking area without the requirement of prior notice.

25. Colocation/Interconnection. Tenant shall have the right to do any or all of the following, at no additional charge, subject to Landlord's prior approval, which shall not be unreasonably withheld, conditioned or delayed, of any property modifications of any kind: (a) to co-locate customer equipment in the Premises without Landlord's consent, (b) to provide rights to use portions of the Premises to its customers and vendors without Landlord's consent, and (c) to connect Tenant's equipment and customer equipment to telecommunications facilities in any buildings within the office park owned by Landlord, subject to Tenant's receiving the consent of any third party owner of such facilities and subject further to Tenant's installation of such interconnections along routes reasonably acceptable to Landlord, using existing conduit whenever feasible.

26. Matters with Respect to Rules and Regulations. In addition to other provisions of the Rules and Regulations that are overridden by the express terms of the Lease, the following items in the Rules and Regulations attached as Exhibit F shall not apply to Tenant's operations in the Premises: Rule 11, Rule 15 (a) through (f), and Rule 17. Tenant's use of the Premises as office space and a computer and telecommunications equipment room, including the use of HVAC and UPS and similar systems in support thereof, in compliance with all laws regarding the use of hazardous substances, shall not be deemed to violate Rule 7.

27.    Representations and Warranties. Landlord represents and warrants to
       Tenant: (i) Landlord has good and marketable fee simple title to the Building, including without limitation the Premises, (ii) the Building and the Premises, as of the date hereof, are not subject to any ground lease, mortgage or deed of trust except the Deed of

       Trust in favor of Wachovia Bank of North Carolina N.A. recorded June 18, 1997 in Book 2326 at Page 759; and (iii) no other party has any right to use or occupy the Premises from and after the Commencement Date.

28. Rent Credit. Tenant shall receive a credit against the amounts of Gross Rent first coming due under this Lease in the amount of $3.80 per useable square foot of the Premises, which credit reflects the parties agreement regarding the value of standard Building improvements that are not included in Exhibit D and not provided by Landlord under this Lease.

29. SW Corner Space. The "SW Corner Space" shall mean that portion of the Building, in the southwest corner thereof, that is not currently occupied by the existing tenant of the building and is not included in the Premises, and which is outlined on Exhibit E attached hereto (the "SW
                                          ---------
       Corner Space"). From and after the Commencement Date, Landlord shall use good faith efforts to lease the SW Corner Space and to negotiate favorable terms and conditions for the same.

               (a) If Landlord enters into a lease for the SW Corner Space prior to July 1, 2001 at a rental rate equal to or greater than the Desired Rent, as defined below, then Landlord shall give notice to Tenant thereof and this Section 29 shall be of no further force and effect. The "Desired Rent" shall mean a rental rate of $17.50 per rentable square foot for a full service gross lease in the first year, with increases of 3% for each subsequent year.

               (b) If the SW Corner Space remains vacant for two (2) years following the Commencement Date, then on July 1, 2001, the SW Corner Space shall become part of the Premises under this Lease in accordance with the SW Corner Terms, as defined below.

               (c) If Landlord proposes to lease the SW Corner Space prior to July 1, 2001, but at a rental rate less than the Desired Rent, then Tenant shall have an additional right of first refusal to rent the SW Corner Space in accordance with the following. Landlord shall give notice to Tenant of the terms agreed to for the SW Corner Space, in writing, by Landlord and a third party tenant, which notice shall include the identity of the proposed tenant and shall specify the proposed rental rate per rentable square foot of the SW Corner Space and any appropriate adjustments thereto with respect to services not provided (the "SW Corner Rent"), the proposed date for commencement of payment of rent (the "SW Corner Rent Commencement Date"), the proposed expiration date of the lease (the "SW Corner Expiration Date") and other material terms and conditions. Tenant shall have a period of ten (10) business days after its receipt of Landlord's notice to elect to exercise its right of first refusal by giving notice of such election to Landlord. If Tenant exercises its right of first refusal, then thirty (30) days after Tenant's receipt of Landlord's notice, the SW Corner Space will become part of the Premises in accordance with the SW Corner Terms, provided that Tenant shall have no obligation to pay Gross Rent or additional rent with respect to the SW Corner Space until the later of sixty (60) days after Tenant's receipt of Landlord's notice or the SW Corner Rent Commencement Date. If Landlord does not receive Tenant's notice within the ten (10) day period or Tenant declines to accept the SW Corner Space, then Tenant's right of first refusal under this section shall be waived and Landlord shall have the right to lease the SW Corner Space to the proposed tenant at the SW Corner Rent and on the other terms and conditions specified in its notice to Tenant. If Tenant waives its right of first refusal and Landlord leases the SW Corner Space to such proposed tenant at the SW Corner Rent and on such other terms and conditions, then from and after the SW Corner Rent Commencement Date and until the SW Corner Expiration Date, or, if earlier, the end of the Term or earlier termination of this Lease, Tenant shall pay to Landlord, as additional rent, the lesser of (1) $3.00 per rentable square foot of the SW Corner Space, or (2) the difference between the Desired Rent and the SW Corner Rent. Tenant shall make such payments monthly in accordance with the payment provisions of Article V. If Landlord does not lease the SW Corner Space to such proposed tenant at the SW Corner Rent and on such other terms and conditions, Tenant's right of first refusal under this section shall continue in full force and effect.

               (d) The "SW Corner Terms" shall mean: (i) Tenant shall pay Gross Rent for the SW Corner Space at the rates set forth in Article V of this Lease, (ii) Tenant's Share shall be increased to reflect the additional rentable square footage of the SW Corner Space, (iii) Tenant shall receive an upfit allowance from Landlord of eighteen dollars ($18.00) per useable square foot of the SW Corner Space,
                      (iv) Tenant shall receive a credit against the amount of Gross Rent first coming due thereafter in the amount of $3.80 per useable square foot of the SW Corner Space, and
                      (v) if Tenant subleases or assigns the SW Corner Space, Tenant shall have no obligation to pay to Landlord any Excess Consideration with respect to the SW Corner Space.

                                   EXHIBIT A-1


                          LETTER OF CREDIT REQUIREMENTS

       1. Tenant shall deposit with Landlord, on or prior to the Commencement Date, as security for the full and prompt performance by Tenant of the terms and covenants of this Lease, a clean, unconditional, stand-by, irrevocable Letter of Credit in favor of Landlord in the initial amount of $200,000 substantially in the form attached hereto as Exhibit A-2, issued by Silicon Valley Bank or any
                            -----------
other federally insured national banking association reasonably acceptable to Landlord.

       2. The Letter of Credit shall: (a) have an expiration date no earlier than December 31, 2001 (the "Expiration Date"), or (b) have an original
                             ---------------
expiration date at least one year after issued, and shall be renewed annually and automatically through said Expiration Date, in which event, if but only if required in order to effectuate such extension, Tenant shall submit to Landlord original amendments extending the expiration date (or replacement letters of credit with extended expiration dates), on an annual basis no later than the date that is thirty (30) days prior to the expiration date of the Letter of Credit then in effect. Failure to so extend the expiration date of the Letter of Credit through said Expiration Date in the foregoing manner shall constitute a Default under this Lease entitling Landlord, in addition to all other remedies, after ten (10) days notice to Tenant, to draw down the Letter of Credit and to hold or apply the proceeds thereof as a cash security deposit ("Cash Security Deposit"), as security for the full and prompt performance by Tenant of the terms and covenants of this Lease and apply the same as provided herein with respect to the Letter of Credit.

       3. If Tenant commits a Default under this Lease, Landlord may, but shall not be obligated to, draw upon the Letter of Credit (but only to the extent necessary to cure the Default) and use or apply the whole or any part of the proceeds of the Letter of Credit so drawn for the payment of Tenant's obligations hereunder. If Landlord draws upon the Letter of Credit and any portion of the proceeds thereof is not required for such purposes, Landlord shall hold such unused proceeds as a Cash Security Deposit. The use or application of the proceeds of the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages.

       4. The parties agree that, to the extent that Landlord has not applied the Letter of Credit or Cash Security Deposit as described herein, the amount of the Letter of Credit shall be reduced as follows (and any Cash Security Deposit shall be returned to Tenant to accomplish the same reduction in the total amount of security provided hereunder): (a) On January 1, 2000, to $150,000; (b) on July 1, 2000, to $100,000; (c) on December 31, 2001, to zero (0). If the foregoing reductions are not accomplished automatically pursuant to the terms of the Letter of Credit, Tenant shall have the right to substitute a new Letter of Credit to accomplish such reduction and Landlord shall cooperate with Tenant in coordinating such substitution. Notwithstanding the foregoing, if at any time prior to December 31, 2001, Tenant delivers to Landlord financial statements, prepared in accordance with generally accepted accounting principles "GAAP" and accompanied by a letter from an independent accounting firm stating that such statements fairly represent Tenant's operations, which indicate that earnings before interest, taxes, depreciation and amortization (EBITDA) from Tenant's operations attributable solely from the Premises has reached break-even or better for the preceding six (6) month period, then the Letter of Credit and any Cash Security Deposit shall be reduced to zero (0) and Landlord shall return the same to Tenant within five (5) business days thereafter. Tenant shall not assign, pledge or otherwise transfer any interest in the Letter of Credit except as part of an assignment of this Lease approved by Landlord under Section 7.02, and any attempt to do so shall be null and void.

                                   EXHIBIT A-2
                  FORM OF LETTER OF CREDIT FOR SECURITY DEPOSIT

                        (Letterhead and Address of Bank)

Irrevocable Standby Letter of Credit No. ________________________

                                                            Date: ______________
        Beneficiary:     Miami North, LLC
                         702 Oberlin Road
                         Suite 100
                         Raleigh, North Carolina 27605

                         as "Landlord"

        Applicant:       INFLOW, Inc
                         1860 Lincoln Street, Suite 305
                         Denver, Colorado 80295

                         as "Tenant".

        Amount:          Two Hundred Thousand Dollars (USD 200,000.00)

        Expiry Date:     ______________

        Location:        At our counter in ________________

Dear Sir/Mam:

     We hereby establish our Irrevocable Standby Letter of Credit
No. _________________ in your favor. Available by payment with _________________
Bank, ____________________________, Attention: ___________________ of
Beneficiary's draft at sight drawn on us, and accompanied by the following documents:

     1.   The original of this letter of credit and amendment if any.
     2. A signed and dated certification from the Beneficiary stating the following:
          (a) . "A Default (as defined in the Lease) has occurred by Inflow, Inc. under that certain Office Lease Agreement between Inflow, Inc. and Miami North LLC (the "Lease") and Tenant has failed to cure its default after the expiration of any applicable cure period, and therefore the undersigned is entitled to the amount set forth in the draft.

     It is a condition of this Letter of Credit that it will be deemed automatically renewed without an amendment for a period of one (1) one year from the present or each future expiration date unless at least thirty 30) days prior to such expiry date we notify you in writing sent by overnight mail that we elect not to renew this Letter of Credit for such additional period. In no event shall this letter of credit be automatically extended beyond December 31, 2001.

     This Letter of Credit is transferrable by the issuing bank in whole but not in part and only once upon our receipt of the attached Exhibit "A" (Transfer
Form) duly completed and executed by the beneficiary together with this original letter of credit and all amendments if any accompanying our transfer charges (i.e. 1/4 of 1 percent minimum USD 250.00).

     [The amount of this letter of credit shall be decreased on the following dates, provided that the available amount exceeds the following aggregate amount(s):

        Effective Date                          Aggregate Amount(s)

        January 1, 2000                         $150,000
        July 1, 2000                            $100,000]

     All documents including the draft(s) must indicate the number and date of this credit.

Each draft presented hereunder must be accompanied by this original letter of credit for our endorsement thereon of the amount of such draft(s).

Documents must be sent to use via overnight courier (i.e. Federal Express, UPS, DHL or other Express Courier) at our address: ________________________________.

We hereby engage with drawers and/or bonafide holders that draft(s) drawn under and negotiated in conformance with the terms and conditions of the subject credit will be duly honored on presentation.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500



------------------------------------       -------------------------------------
Authorized Signature                       Authorized Signature

                                   EXHIBIT A
                                  FLOOR PLAN

                                   EXHIBIT A
                                  FLOOR PLAN

                                   [DIAGRAM]

Floorplan is subject to final approval by Landlord and Tenant.

                                   EXHIBIT B
                                   BUILDING

                                   EXHIBIT B
                                   BUILDING

                            MIAMI NORTH OFFICE PARK
                          4426-4518 Miami Boulevard,
                 Research Triangle Park, North Carolina 27703

                                    [PHOTO]

                                  Leasing By:
                                    [LOGO]
                                 ANTHONY & CO.
                            COMMERCIAL REAL ESTATE
                                 (919)832-1110

                                    EXHIBIT C
                                      LAND


BEING all of Lot 1 containing 6.431 acres as shown on plat entitled "Final Plat for Hamilton Merritt, Inc.," dated February 24, 1997, prepared by A.R. Barnes, RLS and recorded in Plat Book 137, Page 136, Durham County Registry

EXHIBIT D

                             BASE BUILDING FEATURES


The base building features are listed below:


* 800 amp/208 volt three phase electrical service, 20x20 overhead grid in tenant spaces

* Electric power rooftop package HVAC units with digital controls and zoned to one (1) vav box per 1,500 sf

*    Granite accents on exterior perimeter of building at glass line

*    9' high finished ceiling in all tenant spaces, with 2'8" plenum

*    High quality reflective glass with miniblinds

*    Janitor's closet with mop sink and roof ladder with hatch

* Electrical closet with two (2) spare 4" pvc conduits to fiber optic telecommunications in Miami Blvd (GTE, FiberSouth, ICI)

* Upgraded lobby area with granite floor tile, wood chairrail and base, polymix wall covering, 2x2 tegular ceiling tile, 2x4 18-cell parabolic lens lights

*    Solid core stained oak doors in metal frames

*    Automatic fire detection system

*    Irrigated landscaping

*    Exterior accent light for evening illumination

*    Monument signage for tenant name listings

*    Computer-controlled 24-hour security access system

*    Tenant space:

     *    miniblinds installed

     * Main distribution duct as installed prior to the date of execution of this Lease

     *

                                   EXHIBIT E
                                SW Corner Space

                                    EXHIBIT F
                              RULES AND REGULATIONS

(1) Access to Common Areas of the Property. Landlord may from time to time establish security controls for the purpose of regulating access to the common areas of the property. Tenant shall abide by all such security regulations so established and agrees to always leave clear access for vehicular traffic through all parking lots, loading areas and driveways.

(2) Protecting Demised Premises. Before leaving the Demised Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Demised Premises.

(3) Building Directories. The directories of the building shall be used exclusively for the display of the name and location of tenants only and will be provided at the expense of Landlord. Any company names and/or name changes requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

(4) Large Articles. Furniture, freight and other large or heavy articles may be brought into the building in a manner so as to not damage the property and always at Tenant's sole responsibility. All damage done to the building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant.

(5) Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the building, or on any part of the inside of the Demised Premises which can be seen from the outside of the Demised Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord reserves the right to remove at Tenant's expense all matter other than that above provided for without notice to Tenant.

(6) Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Demised Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Demised Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, or which may be dangerous to person or property.

(7) Hazardous Materials. Tenant shall not use or permit to be brought into the Demised Premises or the building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate or which if brought in would be in conflict with any insurance policy covering the building or its operation, or the Demised Premises, or any part of either, and will not do or permit to be done anything in or upon the Demised Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureaus, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the building, its appurtenances, contents or operation.

(8) Defacing Demised Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Demised Premises near the glass or any door, partition, wall or window which may be unsightly from outside the Demised Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Demised Premises except to the extent that the character, shape, color material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Demised Premises or install any floor coverings in the Demised Premises or make, paint, cut or drill into, or in any way deface any part of the Demised Premises or building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Demised Premises, or any facility in the building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and, Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at Tenant's expense of such material and dimensions necessary to properly distribute the weight.

(9) Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Demised Premises, and shall move all such items and waste (other than waste customarily removed by building employees) that are at any time being taken from the Demised Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interest of the building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business unless such persons are engaged in illegal activities.

(10) Additional Locks. Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change any existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this lease or of Tenant's possession, Tenant shall surrender all keys to the Demised Premises. Tenant shall be solely responsible for the costs of all locks and keys other than the original set in the premises as of the date of occupancy.

(11) Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, Tenant may install or change the same without the approval of Landlord, but at Tenant's expense.

     Tenant shall not install in the Demised Premises any equipment which requires a substantial amount of electrical current without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Demised Premises, taking into account the capacity of the electric wiring in the building and the Demised Premises, taking into account the capacity of the electric wiring in the building and the Demised Premises and the needs of other tenants in the building, and shall not in any event connect a greater load than that which is safe.

(12) Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Anthony & Co. Employees of Landlord shall not perform any work outside of their duties unless under special instructions from Landlord.

(13) Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

(14) Intoxication. Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the building.

(15) Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Demised Premises; (b) engage in any mechanical business, utilize any article or thing, or engage in any service in or about the Demised Premises or building, except those ordinarily embraced within the permitted use of the Demised Premises specified in Article 7; (c) use the Demised Premises for housing, lodging, or sleeping purposes; (d) place any antennae on the roof or on or in any part of the inside or outside of the building other than the inside of the Demised Premises, or place a musical or sound producing instrument or device inside or outside the Demised Premises which may be heard outside the Demised Premises; (e) use any illumination or power for the operation of any equipment or device other than electricity;
     (f) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the building or elsewhere; (g) bring or permit to be in the building complex any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal or bird; (h) make or permit any objectionable noise or odor to emanate from the Demised Premises; (i) disturb, solicit or canvass any occupant of the building; 6) do anything in or about the Demised Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the building.

(16) Solicitation. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Demised Premises unless ordinarily embraced within the Tenant's use of the Demised Premises specified herein and specific authority granted in the lease agreement.

(17) Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) or any controls.

(18) Building Security. Upon entry to or exit from the building the exterior building doors and suite entry door(s) should be kept locked at all times to assist in security. The janitorial service (if any) shall, upon completion of its duties, lock all building doors. Problems in building and suite security should be directed to Anthony & Co.

(19) Parking. Parking is in designated parking areas only. There should be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. No vehicles may be abandoned or repaired on the property, and vehicles requiring extended parking should be identified to Landlord.

(20) Janitorial Service. Tenants will remove excessive trash from inside and outside their premises and shall deposit same in the dumpsters provided by Landlord. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Any requests for extraordinary trash removal should be directed to Anthony & Co. at 832-1110.

(21) Amendment to Rules. Landlord reserves the right to make such other reasonable Rules and Regulations which apply to all Tenants as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

                                   EXHIBIT E
                                SW Corner Space

                                   [DIAGRAM]

                            FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE is made by and between Miami North, LLC, as "Landlord," and Inflow, Inc., as "Tenant," respectively.

WHEREAS, Landlord and Tenant entered into a Lease dated June 29, 1999 (the "Lease"), covering that certain office building commonly referred to as Building 4 at 4518 S. Miami Boulevard in the Miami North Office Park in Durham, North Carolina.

WHEREAS, Landlord and Tenant have agreed that the rentable space and usable space is different than as set forth in the Lease, and have agreed to modify the Lease as set forth herein to adjust the rental over the term to conform to the correct areas.

NOW, THEREFORE, Landlord and Tenant hereby desire to amend the Lease as follows:

1.       PREMISES (Paragraph 1.01):

         The Premises shall be changed as follows:

         From:   14,443 rentable square feet
                 13,130 usable square feet

         To:     14,870 rentable square feet
                 13,518 usable square feet

         All references in the Lease to Premises shall be deemed to refer to the latter square footage areas for usable and rentable square feet.

 2.      GROSS RENT (Paragraph 5.01):

         The table of Base Rent and Total Monthly Rent set forth in paragraph
         5.01 of the lease shall be changed as follows:

         From:
          DATE                                BASE RENTAL        TOTAL MONTHLY RENT
                                              RENT
          July 1, 1999-Sept. 30, 1999         $00.00 rsf               $0.00
          Oct. 1, 1999-Sept. 30, 2000         $16.00 rsf             $19,257.33
          Oct. 1, 2000-Sept. 30, 2001         $16.38 rsf             $19,714.70
          Oct. 1, 2001-Sept. 30, 2002         $16.76 rsf             $20,172.06
          Oct. 1, 2002-Sept. 30, 2003         $17.16 rsf             $20,653.49
          Oct. 1, 2003-Sept. 30, 2004         $17.57 rsf             $21,146.96
          Oct. 1, 2004-Sept. 30, 2005         $17.99 rsf             $21,652.46
          Oct. 1, 2005-Sept. 30, 2006         $18.43 rsf             $22,182.04
          Oct. 1, 2006-Sept. 30, 2007         $18.87 rsf             $22,711.62
          Oct. 1, 2007-Sept. 30, 2008         $19.33 rsf             $23,265.27
          Oct. 1, 2008-Sept. 30, 2009         $19.81 rsf             $23,842.99
         To:
          DATE                                BASE RENTAL        TOTAL MONTHLY RENT
                                              RENT
          July 1, 1999-Sept. 30, 1999         $00.00 rsf               $0.00
          Oct. 1, 1999-Sept. 30, 2000         $16.00 rsf            $19,826.67
          Oct. 1, 2000-Sept. 30, 2001         $16.38 rsf            $20,297.55
          Oct. 1, 2001-Sept. 30, 2002         $16.76 rsf            $20,768.43
          Oct. 1, 2002-Sept. 30, 2003         $17.16 rsf            $21,264.10
          Oct. 1, 2003-Sept. 30, 2004         $17.57 rsf            $21,772.16
          Oct. 1, 2004-Sept. 30, 2005         $17.99 rsf            $22,292.61
          Oct. 1, 2005-Sept. 30, 2006         $18.43 rsf            $22,837.84
          Oct. 1, 2006-Sept. 30, 2007         $18.87 rsf            $23,383.08
          Oct. 1, 2007-Sept. 30, 2008         $19.33 rsf            $23,953.09
          Oct. 1, 2008-Sept. 30, 2009         $19.81 rsf            $24,547.89

 3. Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS THEREOF, the Parties hereto have executed this First Amendment To Lease on the year and date as indicated below.


LANDLORD: Miami North, LLC                 TENANT: Inflow, Inc.

By: /s/ [ILLEGIBLE]                        By: /s/ [ILLEGIBLE]
   ------------------------                   -------------------------
Its:  Member                               Its: President & CEO
    -----------------------                    ------------------------
Date: 11/28/99                             Date: 12 November 1999
     ----------------------                     -----------------------